UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 1, 2012, United Fire Group, Inc., an Iowa corporation (“United Fire Group”), completed its previously announced reorganization pursuant to the Agreement and Plan of Reorganization dated as of May 25, 2011 (the “Reorganization Agreement”), by and among United Fire Group, United Fire & Casualty Company, an Iowa corporation (“UFC”), and UFC MergeCo, Inc., an Iowa corporation formed for the purpose of facilitating the reorganization (“MergeCo”). The Reorganization Agreement was approved and adopted by UFC's shareholders at a special meeting of UFC's shareholders, which was held on January 24, 2012.

The Reorganization Agreement provided for the merger (the “Merger”) of UFC with MergeCo, with UFC surviving the Merger as a wholly owned subsidiary of United Fire Group, and the conversion of each share of common stock, par value $3.33 1/3 per share (“UFC Common Stock”), of UFC, issued and outstanding immediately prior to the effective time of the Merger, into one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share (“United Fire Group Common Stock”), of United Fire Group. At the time of completion of the reorganization, the separate existence of MergeCo terminated. In addition, each outstanding option to purchase or other right to acquire shares of UFC Common Stock was automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of United Fire Group Common Stock.

Upon completion of the Reorganization, United Fire Group, an Iowa corporation, replaced UFC, an Iowa corporation, as the publicly held corporation, and the holders of UFC Common Stock now hold the same number of shares and same ownership percentage of United Fire Group as they held of UFC immediately prior to the Reorganization. As of February 2, 2012, shares of United Fire Group Common Stock will commence trading on the NASDAQ Global Select Market under the symbol “UFCS”.

The directors and executive officers of United Fire Group immediately following the Reorganization are the same individuals who were directors and executive officers, respectively, of UFC immediately prior to the Reorganization.

Upon completion of the Reorganization, United Fire Group Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), United Fire Group is the successor issuer to UFC.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which was filed as Exhibit 2.1 to each of United Fire Group's and UFC's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2011.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE GROUP, INC.

Date: February 1, 2012	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and Chief Executive Officer

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